American Petro-Hunter Plans for 11 More Horizontal Wells at North Oklahoma Project

SCOTTSDALE, AZ -- /MARKETWIRE/ -- July 18, 2011 – American Petro-Hunter, Inc. (OTCBB: AAPH) (“American Petro-Hunter” or the “Company”) is pleased to announce updated plans regarding  the Company’s continued participation in a proposed field development horizontal drilling program of the Mississippi formation at the North Oklahoma Project.

Based on the commercial success of the recent NOM-1H horizontal well, the Company and working interest partners have determined that the development plan for this newly defined Mississippi oil and gas reservoir can accommodate the drilling of a minimum of 11 horizontal wells.

The drilling schedule, which includes direct offsets to the producing NOM-1H, will involve the drilling of approximately one horizontal Mississippi well every 30 to 60 days with plans to commence the program in early September. The schedule allows for a predictable time frame to drill, complete and put in requisite production facilities for both oil sales plus a gas line hook up every other month.

This aggressive drilling schedule signifies there will be well drilling, completing and production activity on the Ripley project leases for the remainder of 2011 and throughout 2012. In total, 12 production wells are envisaged for the full development of the project.

The operator has further advised the Company that the same group of professional oil and gas contractors and engineers will be involved in all aspects of the engineering design, vertical and directional drilling of the proposed program as the group performed well above expectations on the drilling and completion of the NOM-1H well.

Company President Robert McIntosh states “We couldn’t be more pleased with the proposed engineering plans to drill 11 more horizontal wells on the Ripley leases. Our commitment to this project is indicative of how this area has become a core asset and means we aim to be very busy drilling wells in this area for the foreseeable future. The continued success of this project is poised to dictate our growth and will prove instrumental in meeting our long range production targets.”

About American Petro-Hunter, Inc. (OTCBB: AAPH)
The Company is a goal-oriented exploration and production (E&P) Company aiming to become an intermediate level oil and gas producer within 12 months. The Company is in production at the Poston Project in Trego County, Kansas and the North Oklahoma Project. With the achievable target of becoming a 1000 BOE producer as our goal, American Petro-Hunter is actively on the “hunt” for domestic petroleum assets. Visit us at: www.americanpetrohunter.com

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the most recent fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
American Petro-Hunter, Inc.
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Robert McIntosh
President & C.E.O.

To find out more about American Petro-Hunter, Inc. (OTCBB: AAPH), visit our website at www.americanpetrohunter.com

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